UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2023

VWF Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56459	88-1256373
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

976 South Shannon Street, Van Wert, Ohio		45891
(Address of Principal Executive Offices)		(Zip Code)

(419) 238-9662

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2023, VWF Bancorp, Inc. (the “Company”), the holding company for Van Wert Federal Savings Bank (the “Bank”), appointed Richard W. Brackin to serve as the Company’s Chief Financial Officer and Treasurer, effective immediately. The Bank also appointed Mr. Brackin to serve as the Bank’s Chief Financial Officer and Treasurer, effective immediately.

On April 17, 2023, Kylee Moody submitted her resignation as the Company’s and the Bank’s Chief Financial Officer and Treasurer, effective immediately. The Company and the Bank appointed her to serve as their Controller, effective immediately.

Mr. Brackin, age 40, a certified public accountant, has been affiliated with FORVIS, LLP (formerly BKD, LLP) since September 2017.

On April 17, 2023, the Bank and Mr. Brackin entered into an employment agreement with respect to his appointment as Chief Financial Officer and Treasurer. The employment agreement has an initial term of two years. Commencing as of the first anniversary of the effective date of the employment agreement and continuing as of each subsequent anniversary of that date, the term of the employment agreement will extend for an additional year, so that the term again become two years. However, at least 30 days before the anniversary of the renewal date of the employment agreement, the disinterested members of the board of directors must conduct a comprehensive performance evaluation of Mr. Brackin and affirmatively approve any extension of the employment agreement for an additional year or determine not to extend the term of the employment agreement. If the board of directors determines not to extend the term, it must notify Mr. Brackin before the applicable anniversary date and the term of the employment agreement will expire at the end of the then current term. If a change in control occurs during the term of the employment agreement, the term of the employment agreement will automatically renew for two years from the effective date of the change in control.

The employment agreement provides that Mr. Brackin will receive an annual salary of $135,000 for 2023 and $150,000 for 2024. Thereafter, the board of directors will review the base salary at least annually and it may be increased, but not decreased. In addition to receiving a base salary, Mr. Brackin (i) is eligible to participate in any bonus programs available to senior management employees of the Bank and/or (ii) may receive a bonus, if any, on a discretionary basis, as determine by the Board of Directors or the Compensation Committee. For 2023, his discretionary bonus is $10,000 and for 2024 and beyond, his discretionary bonus will equal 20% of his base salary based on achievement of specified goals outlined for each year. Mr. Brackin (i) is eligible to participate in any benefit plans made available to senior management employees of the Bank. He will also be reimbursed for all reasonable business expenses incurred in performing his duties.

If Mr. Brackin voluntarily terminates employment, he will be entitled to receive the sum of his (i) unpaid salary, (ii) unpaid expense reimbursements, (iii) unused accrued paid time-off, (iv) earned but unpaid incentive compensation and (v) any vested benefits he may have under any employee benefit plan of the Bank through the date of termination (collectively, the “Accrued Obligations”).

In the event Mr. Brackin’s employment involuntary terminates for reasons other than cause, disability or death, or in the event of his resignation for “good reason,” in either event other than in connection with a change in control, he will receive a severance payment, paid in a lump sum, equal to the Accrued Obligations plus six (6) months of the current base salary. In addition, if he elects COBRA coverage, he will be reimbursed for his monthly COBRA premium payments for up to six (6) months.

In the event Mr. Brackin’s employment involuntary terminates for reasons other than cause, disability or death, or in the event of his resignation for “good reason,” in either event within 24 months following a change in control, he will receive a severance payment, paid in a single lump sum, equal to his Accrued Obligations plus one (1) times the sum of (i) his base salary in effect as of the date of termination or during the prior three (3) years, whichever is higher, and (ii) his highest target bonus earned or paid for any of the three (3) most recently completed annual performance periods prior to the change in control. In addition, if he elects COBRA coverage, he will be reimbursed for his monthly COBRA premium payments for up to twelve (12) months.

For purposes of the employment agreement, “good reason” is defined as (i) a reduction in his salary or incentive compensation opportunities, (ii) a material reduction in Mr. Brackin’s authority, duties, or responsibilities, (iii) a relocation of his principal place of employment by more than 35 miles from downtown Fort Wayne (expressed as the intersection of Calhoun Street and Main Street), or (iv) a material breach of the employment agreement by the Bank.

Should Mr. Brackin become disabled during the term of the employment agreement, he will be entitled to the Accrued Obligations. If he dies while employed by the Bank, his beneficiaries will receive the Accrued Obligations.

Upon a termination of employment (other than a termination in connection with a change in control), Mr. Brackin will be required to adhere to six-month non-competition and non-solicitation restrictions set forth in the employment agreement.

Item 9.01.Financial Statements and Exhibits

(d )Exhibits.

The following exhibit is filed with this report:

Exhibit Number	Description

10.1	Employment Agreement with Richard W. Brackin

104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VWF BANCORP, INC.

Date:	April 21, 2023	By:	/s/ Michael D. Cahill
Michael D. Cahill
President and Chief Executive Officer